UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 30, 2026

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of Incorporation	Commission File Number	IRS Employer Identification No.

1111 Lincoln Road, Suite 500

Miami, FL 33139

Address of principal executive offices

212-739-7700

Telephone number, including Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 4.01 Changes in Registrant’s Certifying Accountant.

Based on information provided by Marcum LLP (“Marcum”), on April 30, 2026, Gaucho Group Holdings, Inc. (the “Company”) was notified that Marcum resigned as the Company’s independent registered public accounting firm. On November 1, 2024, CBIZ CPAs P.C. (“CBIZ CPAs”) acquired the attest business of Marcum. On April 30, 2026, following the approval of the Audit Committee of the Company’s Board of Directors, CBIZ CPAs was engaged, effective immediately, as the Company’s independent registered public accounting firm.

The reports of Marcum regarding the Company’s financial statements for the fiscal years ended December 31, 2023 and 2022, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except that, the reports for the fiscal years ended December 31, 2023 and 2022 included an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2023 and 2022, and through April 30, 2026, the date of Marcum’s resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to such disagreement in its report and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions),except for the identified material weaknesses previously  reported in our Annual Report on Form 10-K for the years ended December 31, 2023 and December 31, 2022. We did not maintain effective controls over the segregation of duties as a result of being a small company, and over information technology (“IT”) general controls used in the financial reporting processes. Specifically, we did not maintain effective controls over information technology (IT) general controls for information systems that are relevant to the preparation of our financial statements with respect to user provisioning and deprovisioning and cybersecurity. These IT deficiencies did not result in a misstatement to our financial statements, however, the deficiencies could impact the effectiveness of IT-dependent controls that could result in misstatements potentially impacting all financial statement accounts and disclosures that would not be prevented or detected. The Audit Committee has discussed these matters with Marcum. The Company has authorized Marcum to fully respond to any inquiries of the successor independent registered accounting firm concerning these matters.

During the fiscal years ended December 31, 2023 and 2022, and through April 30, 2026, the date of Marcum’s resignation, neither the Company nor anyone on the Company’s behalf consulted with CBIZ CPAs regarding (i) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by CBIZ CPAs on the Company’s financial statements, and CBIZ CPAs did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Marcum with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that Marcum furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements made by us in response to Item 304(a) of Regulation S-K and, if it does not agree, the respects in which it does not agree, as required under Item 304(a)(3) of Regulation S-K. A copy of Marcum’s letter, dated April 30, 2026, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter to the Securities and Exchange Commission from Marcum LLP. dated as of April 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of April 2026.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO